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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Amendment No. 2 to Registration Statement No. 333-230822 on Form S-1 of our report dated March 15, 2019 (April 29, 2019 as to the effects of the reverse stock split described in Note 13) relating to the consolidated financial statements of Axcella Health Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 6, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM